UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 13, 2010, Genpact Limited (the "Company") entered into an Amended and Restated Employment Agreement (the "Bhasin Agreement") for Pramod Bhasin, the Company's President and Chief Executive Officer.

The Bhasin Agreement amends and restates Mr. Bhasin's prior employment agreement dated as of July 26, 2005, as amended on December 24, 2007 and December 30, 2008.  The prior agreement is being amended to (i) reflect a grant to Mr. Bhasin of restricted stock units covering a target number of 500,000 common shares of the Company, (ii) bring the payment provisions applicable to his special pension benefit into compliance with Section 457A of the Internal Revenue Code, (iii) condition the payment of a pro rata bonus upon certain terminations of employment on achievement of the performance goals related to the bonus and (iv) make certain other revisions.  All other terms of the prior agreement remain in effect.  The above description of the Bhasin Agreement is qualified in its entirety by reference to the terms of such agreement, attached hereto as Exhibit 10.1, which is hereby incorporated herein by reference.

Terms of Restricted Stock Units

On August 13, 2010, the Compensation Committee approved a grant of restricted stock units (“RSUs”) under the Company’s 2007 Omnibus Incentive Compensation Plan covering a target number of 500,000 common shares of the Company.  The actual number of common shares Mr. Bhasin will receive is subject to vesting, as described below.  The RSUs will vest in three (3) equal installments of target shares on each of December 31, 2010, December 31, 2011 and December 31, 2012, in each case provided that Mr. Bhasin is both (i) in employment or service with the Company or an affiliate through each applicable date and (ii) the Company achieves specified financial performance conditions as set forth for each applicable date.  The actual number of common shares into which the RSUs will convert will be calculated by multiplying the target number of common shares subject to vesting on such date by a percentage ranging from 0% to 150% based on the Company’s revenue growth and EBITDA growth for the applicable performance period.  If performance for either metric is below the threshold, no RSUs will vest with respect to the applicable period. Vested RSUs, if any, will be settled on the last business day of the twelfth calendar month following the end of the Company’s tax year in which the vesting occurs.

For the performance period commencing July 1, 2010 and ending on December 31, 2010, compared to the performance period commencing July 1, 2009 and ending December 31, 2009, the following financial performance conditions apply:

Performance Level	Revenue Growth	EBITDA Growth
Outstanding	20%	20%
Target	17%	14%
Threshold	15%	10%

For the 2011 and 2012 performance periods, unless different targets are set by the Compensation Committee prior to March 31 of the applicable year, the following financial performance conditions apply:

Performance Level	Revenue Growth Over Prior Year	EBITDA Growth Over Prior Year
Outstanding	20%	20%
Target	15%	15%
Threshold	10%	10%

The Compensation Committee has the right to exercise negative discretion and reduce the number of RSUs that vest on each vesting date (other than vesting in connection with a change of control, death or termination) by up to 10% based on the Committee’s assessment of the following goals to be achieved by Mr. Bhasin: (i) development of  succession plans for senior management of the Company reasonably satisfactory to the Board; (ii) development and pursuit of a strategy for inorganic growth, including through acquisitions, joint ventures or other strategic transactions; (iii) further development and execution on the Company’s  Smart Enterprise Processes (SEPsm) strategy and (iv) continued attraction and retention of world class talent.

The RSUs are intended to qualify as deductible performance-based compensation under Internal Revenue Code Section 162(m).

Any outstanding and unvested amount of the target RSUs will vest in full and settle on the effective date of a change of control or upon Mr. Bhasin’s termination of employment by reason of death or disability.  Upon Mr. Bhasin’s termination of employment for Good Reason or the Company’s termination of his employment without Cause (as each such term is defined in the Bhasin Agreement), any outstanding and unvested RSUs will continue to vest on each of the remaining vesting dates to the extent the applicable performance goals for such vesting date are satisfied (but without regard to the requirement of continued employment or service).

This summary of the terms of the RSU grant is qualified in its entirety by the form of RSU Award Agreement attached hereto as Exhibit 10.2, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Amended and Restated Employment Agreement of Pramod Bhasin, dated August 13, 2010
Exhibit 10.2	RSU Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: August 19, 2010	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Vice President

EXHIBIT INDEX

Exhibit		Description

Exhibit	10.1	Amended and Restated Employment Agreement of Pramod Bhasin, dated August 13, 2010

Exhibit	10.2	RSU Award Agreement